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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported):  December 15, 1997



                                   SBE, INC.
             (Exact name of registrant as specified in its charter)


                                    DELAWARE
                 (State or other jurisdiction of incorporation)


           0-8419                                      94-1517641
      (Commission File No.)                   (IRS Employer Identification No.)


              4550 NORRIS CANYON ROAD, SAN RAMON, CALIFORNIA 94583 (Address of principal executive offices and zip code)



       Registrant's telephone number, including area code: (510) 355-2000

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ITEM 5.  OTHER EVENTS

     Effective December 15, 1997, the Registrant has changed its state of incorporation from California to Delaware. This change in its state of incorporation was approved by the holders of a majority of Registrant's outstanding shares of common stock at a special meeting of shareholders on October 31, 1997.

     Upon reincorporation in the State of Delaware, the Registrant merged into a Delaware subsidiary and is continuing its business as a Delaware corporation. The reincorporation will not result in any change in the Registrant's business, assets or liabilities, will not cause Registrant's corporate headquarters to be moved and will not result in any relocation of management or other employees.


     Shareholders will not be required to undertake a mandatory exchange of the Registrant's shares. Certificates for Registrant's shares represent an equal number of shares in the Delaware company.



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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                SBE, INC.


Dated:  December 15, 1997       By: /s/ Timothy J. Repp
                                    -----------------------------------------
                                    Timothy J. Repp
                                    Chief Financial Officer, Vice President,
                                    Finance and Secretary



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